UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2006

PROSPERITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-25051	74-2231986
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Prosperity Bank Plaza
4295 San Felipe
Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 693-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 10, 2006, Prosperity Bancshares, Inc. (“Prosperity Bancshares”), a Texas corporation, and Prosperity Bank (“Prosperity Bank”), a Texas banking association and the wholly owned subsidiary of Prosperity Bancshares, entered into employment agreements with each of James D. Rollins III, as President of Prosperity Bancshares and Prosperity Bank, and David Hollaway, as Chief Financial Officer of Prosperity Bancshares and Executive Vice President and Chief Financial Officer of Prosperity Bank. Prosperity Bancshares and Prosperity Bank are herein collectively referred to as “Prosperity”. Pursuant to the employment agreements, Prosperity agrees to pay Mr. Rollins an annual base salary of $400,000 and Mr. Hollaway an annual base salary of $250,000. Such amounts may be increased from time to time at the discretion of the Compensation Committee of Prosperity Bancshares and the Board of Directors of Prosperity Bank.

Each employment agreement is for a term of three (3) years and is automatically extended to a three (3) year term on each anniversary of the effective date of the employment agreement, unless terminated in accordance with its terms; provided that the employment agreement shall not extend beyond the year in which Mr. Rollins or Mr. Hollaway, as the case may be, turns 67 years of age.

Each employment agreement provides that if Mr. Rollins or Mr. Hollaway, as the case may be, is terminated for Cause (as defined in the employment agreements) or as a result of his death or disability, such employee, or his estate in the case of his death, will be entitled to receive from Prosperity a lump sum payment representing all compensation and benefits earned by Mr. Rollins or Mr. Hollaway, as the case may be, and unpaid as of the date of termination.

Each employment agreement provides that if Mr. Rollins or Mr. Hollaway, as the case may be, is terminated by Prosperity without Cause before or after a Change in Control (as defined in the employment agreements) or if Mr. Rollins or Mr. Hollaway, as the case may be, terminates the employment agreement with Good Reason-Change in Control (as defined in the employment agreements), such employee will be entitled to receive from Prosperity a lump sum payment equal to three (3) times base salary then in effect. The employment agreements do not contain post-employment non-compete restrictions. Each of Mr. Rollins and Mr. Hollaway has the power to terminate his employment with Prosperity on thirty (30) days prior written notice.

The foregoing summary of the employment agreements is not complete and is qualified in its entirety by reference to the complete text of such documents, which are filed as Exhibit 10.1 and 10.2 to this current report on Form 8-K and which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following are filed as exhibits to this current report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1	Employment Agreement by and among Prosperity Bancshares, Inc., Prosperity Bank and James D. Rollins III.

10.2	Employment Agreement by and among Prosperity Bancshares, Inc., Prosperity Bank and David Hollaway.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPERITY BANCSHARES, INC. (Registrant)

Dated: August 15, 2006	By:	/s/ Peter E. Fisher
Peter E. Fisher General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Employment Agreement by and among Prosperity Bancshares, Inc., Prosperity Bank and James D. Rollins III.

10.2	Employment Agreement by and among Prosperity Bancshares, Inc., Prosperity Bank and David Hollaway.